UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC  20549


                               FORM 8-K


                            CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):  November 10, 2005

                        ADM TRONICS UNLIMITED, INC.
          (Exact name of registrant as specified in its charter)


          Delaware            000-17629                22-1896032
       (State or other       (Commission              (IRS Employer
        jurisdiction of       File Number)            Identification
        incorporation)                                     No.)



             224-S Pegasus Avenue, Northvale, New Jersey 07647
            (Address of principal executive offices) (Zip Code)


                           (201) 767-6040
                   Registrant's Telephone Number


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).












Item 2.03. Creation of a Direct Financial Obligation or an Indirect Obligation Under an Off-Balance Sheet Arrangement of
            Registrant.

		See Item 3.02 below.

Item 3.02.  Unregistered Sale of Equity Securities.

On November 10, 2005, a majority-owned subsidiary of ADM Tronics Unlimited, Inc. (the "Company"), Ivivi Technologies, Inc. ("Ivivi"), completed a private placement of securities to two institutional accredited investors (the "Private Placement"). In connection with the Private Placement, Ivivi realized aggregate gross proceeds of $1,250,000 from the sale of unsecured convertible promissory notes (the "Notes") and warrants (the "Warrants") to purchase shares of common stock of Ivivi ("Common Stock").

The Notes are due and payable on November 8, 2010, unless earlier converted. The Notes bear interest at a rate of 8% per annum, payable in cash, increasing by 1% every 365 days from the date of issuance to a maximum of 12% per annum. The principal and accrued and unpaid interest on the Notes will be automatically converted into shares of Common Stock upon consummation of an initial public offering of shares of Common Stock (an "IPO") at 85% of the initial public offering price of the Common Stock (the "IPO Price"); provided, however, that each holder of a Note may elect to convert all or any portion of the outstanding principal amount of the Note into shares of Common Stock at $7.00 per share at any time from and after the earlier to occur of (i) the first anniversary of the date of the Note and (ii) a withdrawal of Ivivi's registration statement on Form SB-2, which was initially filed with the Securities and Exchange Commission on February 11, 2005.

The holder of each Warrant is entitled to purchase shares of Common Stock at an initial exercise price per share equal to (i) if an IPO has occurred prior to the exercise of the Warrant 100% of the IPO Price or
(ii) if an IPO has not occurred prior to the exercise of the Warrant, $7.00 per share, subject to adjustment. The aggregate number of shares of Common Stock issuable upon exercise of the Warrants shall equal either
(i) if the Note has been converted as of the date of exercise of the Warrant, the number of shares of Common Stock into which the Note was converted or (ii) if the Note has not been converted as of the date of exercise of the Warrant, such number of shares of Common Stock into which the Note is then convertible.

Ivivi entered into registration rights agreements with the investors that participated in the Private Placement, which require the registration under the Securities Act of 1933, as amended (the "Act") of the Common Stock underlying the securities sold in the Private Placement.

Each investor in the Private Placement is affiliated with an individual who has agreed to serve as a director of Ivivi upon effectiveness of Ivivi's Registration Statement on Form SB-2 relating to Ivivi's proposed initial public offering of Common Stock.

These securities were issued in a private placement of securities exempt from registration under the Act, pursuant to Section 4(2) of the Act. Each of the investors represented to the Company that it was an institutional "accredited investor." The Company will arrange for the certificates representing such securities to be legended and subject to stop transfer restrictions. The Company did not engage in any form of general solicitation or general advertising in connection with this issuance.

The description of the Notes and Warrants set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, copies of which will be filed as exhibits to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005.







                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ADM Tronics Unlimited, Inc.
                                    By:  /s/ Andre' DiMino
                                  Name:      Andre' DiMino
                                 Title:      President

Dated: November 10, 2005